EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of American Security Resources Corporation , a Nevada corporation (the “Company”), on Form 10-KSBA for the year ended December 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), Frank Neukomm, President and Chief Executive Officer, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 3, 2008	By: /s/ Frank Neukomm
Name: Frank Neukomm
Title: President and CEO

A signed original of this written statement required by Section 906 has been provided to American Security Resources Corporation and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.